SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

February 20, 2001
(Date of earliest event reported)

KINDER MORGAN, INC.
(Exact name of registrant as specified in its charter)

Kansas (State or other jurisdiction of incorporation)	1-6446 (Commission File Number)	48-0290000 (I.R.S. Employer Identification No.)

500 Dallas, Suite 1000
Houston, Texas 77002
(Address of principal executive offices, including zip code)

713-369-9000
(Registrant’s telephone number, including area code)

Item 5. Other Events.

On February 20, 2001, the Company issued a press release announcing that we and a unit of Williams (NYSE:WMB) had reached an agreement under which Williams will supply fuel to and market 3,300 megawatts of capacity for 16 years for six natural gas-fired, intermediate-peaking power generation facilities to be developed by Kinder Morgan Power Company over the next four years. This press release is filed herewith as Exhibit 99.1 and is incorporated herein by reference.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.
a)	Financial Statements. Not Applicable.

b)	Pro Forma Financial Information. Not Applicable.

c)	Exhibits.

The following material is filed as an exhibit to this Current Report on Form 8-K.

Exhibit Number	Description

99.1	Press Release of the Company issued February 20, 2001.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

      KINDER MORGAN, INC.

Dated: March 5, 2001	By: /s/ JOSEPH LISTENGART
Joseph Listengart Vice President and General Counsel

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release of the Company issued February 20, 2001